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                                                                    EXHIBIT 23.1


                               CONSENT OF KPMG LLP






The Board of Directors
SPSS Inc.:


We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 of SPSS Inc. of our report dated March 28, 2003, except as to note 12, which is as of April 1, 2003, with respect to the consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related consolidated financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of SPSS Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


Our report refers to a change in the Company's method of accounting for goodwill in 2002.

                                                    /s/ KPMG LLP
                                       -----------------------------------------


Chicago, Illinois
September 5, 2003